                                                                     Exhibit (i)

                        VEDDER PRICE P.C.
(VEDDER PRICE LOGO)     222 NORTH LASALLE STREET
                        CHICAGO, ILLINOIS 60601
                        312-609-7500
                        FAX: 312-609-5005

                        CHICAGO - NEW YORK CITY - WASHINGTON. D.C.- ROSELAND, NJ

                        June 13, 2008

Aston Funds
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60602

Ladies and Gentlemen:

     We have acted as counsel to Aston Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 99 to the Trust's Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "1933 Act"), registering an indefinite number of units of beneficial interest, no par value, in the Aston/Neptune International Fund (the "Fund") a series of the Trust, which units of the Fund are classified and designated as Class N shares (collectively, the "Shares").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument of the Trust, the Certificate of Trust, as amended, the Trust's By-laws, as amended, the actions of the Trustees of the Trust relating to securities matters and the approval of the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the

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Aston Funds
June 13, 2008
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Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

     This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person, without, in each case, our prior written consent. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any changes which may hereafter be brought to our attention. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                        Very truly yours,


                                        /s/ Vedder Price P.C.

                                        VEDDER PRICE P.C.

RMH/RJM